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                                                                    EXHIBIT 21.1


RFS HOTEL INVESTORS, INC.
SUBSIDIARIES OF THE REGISTRANT

                                             State of
Name                                       Incorporation
----                                       -------------
RFS Partnership, L.P.                        Tennessee

RFS Managers, Inc.                           Tennessee

RFS Financing Corporation                    Tennessee

RFS Financing Partnership, L.P.              Tennessee

Ridge Lake General Partners, Inc.            Tennessee